UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 9, 2010

CONSOLIDATION SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

333-142105	20-8317863
(Commission File Number)	(IRS Employer Identification No.)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV  89014
(Address of Principal Executive Offices)      (Zip Code)

(702) 614-5333
(Registrant's Telephone Number, Including Area Code)

____________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01OTHER EVENTS

Consolidation Services, Inc. (“Parent”) transferred its coal assets and certain liabilities to a newly formed, wholly-owned subsidiary of Parent, named Colt Resources, Inc., a Nevada corporation (“SpinCo”) and retained assets and liabilities relating to Parent’s oil and gas business (the “Spin-Off”), effective as of January 1, 2010 (the “Separation Date”) for tax and accounting purposes.  On February 9, 2010, the Financial Industry Regulatory Authority, Inc. (“FINRA”) effected the Spin-Off of one share of common stock, $.001 par value, of SpinCo (the “SpinCo Shares”) to each Parent stockholder of record as of January 31, 2010 (the “Record Date”) on a pro-rata one-for-one basis.  The Parent should be considered for all purposes, including investment, as primarily an oil and gas company.  SpinCo is primarily a coal company with a residual oil and gas royalty receivable on all oil and gas assets that were owned by Parent as of the Separation Date.

Parent common stock shall continue to be traded on the OTCBB under the symbol “CNSV” and the SpinCo Shares when distributed shall constitute “restricted securities” and will not be publicly traded.

Although the Spin-Off is now effective, completion of the distribution of SpinCo shares, remains subject to, and conditioned on, compliance with the Federal securities laws and the resolution of complex regulatory, accounting, tax and legal issues with the assistance of appropriate professionals.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits

10.1    Separation and Distribution Agreement by and between Consolidation Services, Inc., and Colt Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2010	CONSOLIDATION SERVICES, INC.

By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: Chief Executive Officer and President